UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2011

KIT DIGITAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34437	11-3447894
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

26 West 17th Street, 2nd Floor
New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (646) 502-7484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

KIT digital, Inc. (the “Company”)

August 31, 2011

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2011 Executive Employment Agreements.  Effective as of August 31, 2011, the Company’s executive officers, Kaleil Isaza Tuzman, Gavin Campion and Robin Smyth, agreed in principle to enter into new employment agreements with the Company, superseding their prior employment agreements with the Company or, in the case of Mr. Isaza Tuzman, the Executive Management Agreement between the Company and KIT Capital Ltd., through which his managerial services had been previously provided.  Pursuant to these employment agreements, Mr. Isaza Tuzman, Campion and Smyth have agreed to continue to devote all of their professional time and attention to the Company as its Chairman and Chief Executive Officer, its President and its Chief Financial Officer, respectively.  Mr. Isaza Tuzman will continue to report to the Company’s board of directors, and Messrs. Campion and Smyth will report to Mr. Isaza Tuzman.

The employment agreements provide that Messrs. Isaza Tuzman, Campion and Smyth will receive a base salary at an annual rate of $315,000, $290,000 and $254,000 (inclusive of transportation and housing allowance), respectively, for services rendered in such positions.  In addition, each executive may be entitled to receive, at the sole discretion of the Company’s board of directors or compensation committee, annual performance bonuses based on achieving targeted corporate objectives for such year in accordance with the year’s operating or incentive plan.  Messrs. Isaza Tuzman, Campion and Smyth are also entitled to participate in the Company’s recently-adopted performance-contingent restricted stock unit program.

The employment agreements provide for termination by the Company if the executive (i) violates various provisions of local labor laws, (ii) breaches the non-competition or non-disclosure covenants contained in his employment agreement, (iii) engages in fraud, dishonesty or other material misconduct in the performance of his duties or (iv) fails to perform any material provision of his agreement.  The Company has the right to dismiss the executive immediately without notice and without any benefits upon the occurrence of these events.

The employment agreements with Messrs. Isaza Tuzman, Campion and Smyth extend for indeterminate terms, but Messrs. Campion’s and Smyth’s employment agreements may be terminated by the Company with 180 days’ prior written notice or by the executive with 90 days’ prior written notice.  Mr. Isaza Tuzman’s employment agreement provides that upon termination of his agreement or after the expiration date for any reason, except cause, the Company is required to pay him, in addition to any other payments due, a cash severance payment equal to the greater of (i) the total amount paid to him during the preceding 12 months, including base compensation and all bonuses, or (ii) the previous month’s installment of base compensation multiplied by 12. The employment agreements with Messrs. Isaza Tuzman, Campion and Smyth do not have any change of control provisions. The employment agreements contain covenants (a) restricting the executive from engaging in any activities competitive with the Company’s business during the terms of such employment agreements and one year thereafter, (b) prohibiting the executive from disclosure of confidential information regarding the Company at any time and (c) confirming that all intellectual property developed by the executive and relating to the Company’s business constitutes its sole and exclusive property.

2011 Performance-Contingent Restricted Stock Unit Program.  Effective as of August 31, 2011, the Company agreed in principle to grant to Kaleil Isaza Tuzman, Gavin Campion and Robin Smyth performance-contingent restricted stock units under the Company’s 2008 Incentive Stock Plan, as amended.  Other senior executives of the Company will also receive similar restricted stock units, at the discretion of Mr. Isaza Tuzman.  The agreements provide that Messrs. Isaza Tuzman, Campion and Smyth will each receive the right to receive up to 636,000, 306,000 and 306,000 shares of the Company’s common stock, respectively.  The performance-contingent restricted stock units are subject to the applicable terms and conditions set forth in the 2008 Incentive Stock Plan and are conditioned on stockholder approval of an amendment to the 2008 Incentive Stock Plan at the Company’s 2011 annual meeting of stockholders in October 2011, which would increase the number of shares of common stock reserved for issuance thereunder by 6,000,000 shares.

The awards of performance-contingent restricted stock units are intended to provide an appropriate incentive structure for the executive management team of the Company that is aligned with stockholder interests.  The awards of these performance-contingent restricted stock units become payable based on a significant and sustained increase in the price of the Company’s common stock over the performance period.

The vesting of the restricted stock units are determined based upon the common stock’s highest 90-day volume weighted average stock price (the “90-Day VWAP”) attained over a series of vesting periods (each such period is three months in duration) over the term of the agreement or, in the event of a change in control of the Company, the fair market value of the Company’s common stock on the effective date of the change in control.  For this purpose, the 90-Day VWAP means, as of any date, the ratio of the value traded (the common stock price multiplied by the number of shares of common stock traded) to total volume traded over the 90-day period ending on that date.  In the event of a change in control of the Company, the restricted stock units will vest based on the fair market value of the common stock on the effective date of the change in control. Over the term of the agreement, up to two-thirds of the restricted stock units may vest and become payable if the highest 90-Day VWAP attained during any vesting period ending on an applicable vesting date (or in the event of a change in control of the Company, the fair market value of the Company’s common stock on the effective date of the change in control) is between $12.51 and $18.75.  The remaining one-third of the restricted stock units may vest and become payable if the highest 90-Day VWAP attained during any vesting period ending on an applicable vesting date (or in the event of a change in control of the Company, the fair market value of the Company’s common stock on the effective date of the change in control) is between $18.76 and $25.00.  In either case, the percentage of the restricted stock units that may vest over the term of the agreement will be based on straight-line interpolation over either performance range.

In the event a recipient is terminated without cause by the Company or terminates his or her employment with the Company for good reason, the recipient’s unvested restricted stock units will continue to be eligible to vest pursuant to the terms of the agreement until the four-year anniversary of the date of grant.  In the event a recipient’s employment with the Company terminates by reason of the recipient’s death or disability, the recipient’s unvested restricted stock units, as of the date on which the recipient’s employment terminates, will continue to be eligible to vest pursuant to the terms of the agreement for the lesser of (i) the 18-month period immediately following the date on which the recipient’s employment with the Company terminates by reason of the recipient’s death or disability, or (ii) the period beginning on the date on which the recipient’s employment with the Company terminates by reason of the recipient’s death or disability and ending on the four-year anniversary of the date of grant. Except as otherwise provided above, any restricted stock units that are not vested as of the date on which the recipient’s employment with the Company terminates or as a result of a change in control, will be forfeited immediately upon such termination or the effective date of the change in control, as applicable.  In addition, if the recipient breaches any of the restrictive covenants set forth in his employment, consulting or other agreement with the Company, any unvested restricted stock units will be forfeited immediately upon such breach without any payment to the recipient.

The Company’s compensation committee of its board of directors, which is comprised entirely of independent directors, engaged Mercer LLC, a global leader in executive compensation consulting services, to provide advice related to the design of the restricted stock unit awards to Messrs. Isaza Tuzman, Campion and Smyth and other senior executives of the Company.  The principal purpose for this engagement was to ensure that the terms of the restricted stock unit awards to these executives created incentive structures aligned with shareholder interests and were consistent with current market practices.  The compensation committee of the board of directors and the executive management team were each represented by separate legal counsel in this process.

Please refer to the Company’s recently filed Proxy Statement, available on file with the SEC, for additional detail on the employment agreements and restricted stock units described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL, INC.

Date: September 7, 2011	By:	/s/ Kaleil Isaza Tuzman
Kaleil Isaza Tuzman
Chairman and Chief Executive Officer